UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2010

SUMMIT HOTEL PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
(State or other jurisdiction	(Commission File Number)	(I.R.S. employer identification no.)
of incorporation or organization)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (605) 361-9566

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First National Bank of Omaha – Credit Pool

On August 19, 2010, Summit Hotel Properties, LLC (“Company”) entered into a Second Amended and Restated Loan Agreement related to its credit pool line of credit ("Credit Pool") with First National Bank of Omaha. The Credit Pool is for the purpose of providing interim financing for existing, newly acquired and constructed hotels. Each loan from the Credit Pool is classified as either a Pool One loan or a Pool Two loan.

There are three loans in Pool One, each evidenced by a separate note, as follows:

Hotel	Principal Amount	Maturity Date
Las Colinas, TX Hyatt Place	$6,700,000	7/31/2011
Las Colinas, TX Holiday Inn Express	$6,375,000	7/31/2011
Jackson, MS Staybridge Suites	$5,850,000	7/31/2011

Loans from Pool One previously required monthly interest-only payments, however, with this amendment such loans now require monthly principal plus interest payments.  The interest rate for Pool One loans is 90-day LIBOR plus 4.0%, with a floor of 5.50%.

There are three loans in Pool Two, each evidenced by a separate note, as follows:

Hotel	Principal Amount	Maturity Date
Jackson, MS Courtyard by Marriott	$8,914,617	7/1/2013
Germantown, TN Courtyard by Marriott	$6,818,438	7/1/2013
Atlanta, GA Hyatt Place	$8,676,472	2/1/2014

Loans from Pool Two require monthly principal plus interest payments.  The interest rate for Pool Two loans is 90-day LIBOR plus 4.0%, with a floor of 5.25%.

Each of the Credit Pool loans is secured by a mortgage on the property financed.  The loans are cross-collateralized and cross-defaulted.  The Credit Pool carries customary terms, conditions and covenants, including but not limited to: the Company may not exceed an aggregate of $450 million outstanding debt without the prior approval of the lender; we must maintain a minimum aggregate senior mortgage loan debt service coverage ratio of 1.50 to 1.00; and we are required to make monthly capital expenditure reserve payments of 3.0% of gross revenues on the three Pool Two notes and the Jackson, MS Staybridge Suites hotel.

First National Bank of Omaha – Acquisition Line

On August 19, 2010, Summit Hotel Properties, LLC (“Company”) entered into a Second Amended and Restated Loan Agreement related to its acquisition line of credit ("Acquisition Line") with First National Bank of Omaha and Union Bank. The Acquisition Line is for the purpose of temporarily funding acquisitions and construction of new hotels, and funding potential draws on letters of credits. The borrowings under the Acquisition Line are repaid as permanent financing and equity sources for such acquisitions are secured. The principal amount of the Acquisition Line is $22.7 million, which is roughly equivalent to the current amount outstanding under the notes held under the Acquisition Line, and amounts outstanding under letters of credit issued by First National Bank of Omaha.  The Company is restricted from taking additional advances under the Acquisition Line.

There are two hotels financed under the Acquisition Line.  The Flagstaff, Arizona hotel has two separate notes made to two different lenders, as follows:

Hotel	Lender	Principal Amount	Maturity Date
Flagstaff, AZ SpringHill Suites	First National Bank Omaha	$6,483,750	7/31/2011
Flagstaff, AZ SpringHill Suites	Union Bank	$2,161,250	7/31/2011
Jacksonville, FL Aloft Hotel	First National Bank Omaha	$11,357,943	6/8/2011

Loans under the Acquisition Line previously required monthly interest-only payments, however, with this amendment the Flagstaff, AZ loans now require monthly principal plus interest payments.  Payments on the Jacksonville, FL loan are interest-only.  The interest rate for the Acquisition Line loans is 90-day LIBOR plus 4.0%, with a floor of 5.5%.

Each of the Acquisition Line loans is secured by a mortgaged on the property financed.  The loans are cross-collateralized and cross-defaulted.  The Acquisition Line carries customary terms, conditions and covenants, including but not limited to: the Company may not exceed an aggregate of $450 million outstanding debt without the prior approval of the lender; we must maintain a minimum aggregate senior mortgage loan debt service coverage ratio of 1.50 to 1.00; and we are required to make monthly capital expenditure reserve payments of 3.0% of gross revenues.  Furthermore, the lender is currently obtaining an updated appraisal of the Jacksonville, FL hotel.  In the event that the outstanding principal balance of the related note exceeds 65% of the appraised value of the Jacksonville, FL hotel, the Company will be required to make an additional principal payment so that the loan-to-value does not exceed 65%.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Second Amended and Restated Loan Agreement (Credit Pool) between Summit Hotel Properties, LLC and First National Bank of Omaha entered into August 19, 2010
10.2	Second Amended and Restated Loan Agreement (Acquisition Line) between Summit Hotel Properties, LLC and First National Bank of Omaha entered into August 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, LLC

By:	/s/ Kerry W. Boekelheide
Name: Kerry W. Boekelheide
Title: Chief Executive Officer

Dated:  August 24, 2010